AMENDED AND RESTATED

                                PLEDGE AGREEMENT

     THIS AMENDED AND RESTATED STOCK PLEDGE AGREEMENT (this "Agreement") dated as of January 14, 2000, by Carol Kolozs ("Pledgor") in favor of Robert E. Schmidt, Jr. ("Secured Party").
                                    RECITALS

         The authorized capital stock of Aarica Holdings, Inc., a Texas corporation (the "Company"), consists of 20,000,000 shares of common stock, par value $.01 per share, and 3,000,000 shares of preferred stock, $.01 par value. There are currently issued and outstanding 2,800,000 common shares, which constitutes all of the issued and outstanding shares of the corporation and of which 2,400,000 are owned by Pledgor ("Pledged Shares").

         Secured Party has agreed to loan to the Company and its subsidiaries the aggregate principal amount of $2,377,500.00 (the "Loans"), upon the condition, among others, that Pledgor shall have executed and delivered to Secured Party, (i) a Guaranty in favor of Secured Party (the "Guaranty"), guaranteeing the payment to Secured Party by the Company of the Loans; and (ii) this Agreement granting a security interest in the Pledged Shares to Secured Party, all to secure the payment and performance by Pledgor of his obligations under the Guaranty and this Agreement.

         As additional consideration for Secured Party to enter into the Loans, Company, Pledgor and Secured Party have entered into a Common Stock Purchase Warrant granting Secured Party Warrants to purchase common stock of the Company and granting contingent Warrants to purchase Pledged Shares ("Warrant").

         Accordingly, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, and of other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Pledge. Pledgor hereby pledges and grants to Secured Party a security interest in the Pledged Shares and all interest, securities, dividends, rights, cash and other property at any time or from time to time received, receivable or otherwise distributable to Pledgor in respect of, upon conversion, or exercise of, or in exchange for, the Pledged Shares and the products and proceeds of the Pledged Shares (as such terms are defined in Article 9 of the Uniform Commercial Code as currently in effect in the State of Florida), to secure the prompt and indefeasible payment and performance in full when due of all obligations existing under the Guaranty and this Agreement, as the same may be extended, renewed, refinanced, refunded, amended, modified, supplemented or restated from time to time (the "Secured Obligations"). Except as hereinafter expressly provided, possession of all such property received, receivable, exchangeable or otherwise distributed or distributable with respect to the Pledged Shares or any other shares of the Company's stock of evidence of indebtedness of any nature which come into possession of Pledgor shall be immediately delivered directly to Secured Party upon the receipt thereof by Pledgor.


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                                       -8-

         The Pledged Shares and any items received and/or receivable in respect thereof or in exchange therefor are hereinafter collectively referred to as the "Collateral."

2. Delivery of the Pledged Shares. Pledgor shall deliver to Secured Party, concurrently with the execution of this Pledge Agreement, the certificate(s) representing the Pledged Shares accompanied by an appropriate instrument of assignment duly executed in blank by Pledgor and such certificates shall be in transferable form.

3. Representations and Warranties. Pledgor represents and warrants to Secured Party that:

(1) Pledgor is the sole holder of record and the sole beneficial owner of the Collateral, free and clear of any security interest, lien, option, adverse claim, encumbrance, covenant or restriction of any kind (except restrictions imposed by United States Federal and state securities laws on the offer and sale thereof) thereon or affecting the title thereto, except for the security interest created by this Agreement.

(2) All of the Pledged Shares have been duly authorized, validly issued and are fully paid and non-assessable and consist of 85.7% of the outstanding stock of the Company.

(3) Pledgor has full legal right, capacity, competency and authority to pledge and create a security interest in, and to deliver and deposit the Collateral with Secured Party as provided herein.

(4) None of the Pledged Shares delivered to Secured Party hereunder have been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction ("Securities Laws") to which such issuance or transfer may be subject.

(5) No consent, authorization, approval or other action by, and no notice to, registration or filing with, any governmental authority or other person is required either (i) for the pledge by Pledgor of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement and the Guaranty by Pledgor or (ii) for the exercise by Secured Party of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(6) This Agreement and the Guaranty have been duly executed and delivered by Pledgor and constitute legal, valid and binding obligations of Pledgor enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and general principles of equity, whether applied by a court in an action of law or a proceeding in equity.

(7) The representations and warranties set forth in this Section 3 shall survive the execution and delivery of this Agreement.

4. Covenants. Pledgor covenants and agrees that until the earlier to occur of the indefeasible payment of the Secured Obligations and/or the termination of Secured Party's security interest in the Collateral:
(1) Without the prior written consent of Secured Party, Pledgor will not sell, assign, transfer, pledge or otherwise encumber or restrict any of its rights in or to the Collateral or create or suffer to exist any security interest, option, adverse claim, lien or other encumbrance on the Collateral (each, a "Lien"), except for the Warrant and the security interest created hereby.

(2) Pledgor will, at his expense, promptly execute, acknowledge, and deliver all such instruments and take all such action as Secured Party may, at any time and from time to time, request in order to ensure to Secured Party the benefits of the security interest in the Collateral intended to be created by this Agreement, including the execution and filing of Uniform Commercial Code financing and continuation statements, and will cooperate with Secured Party in obtaining all necessary approvals and making all necessary filings under applicable law to perfect the security interest created hereby.

(3) Pledgor has and will defend the title to the Collateral and the security interest of Secured Party therein against the claim of any person and will maintain and preserve such security interest until the termination of such security interest.

5. Dividends and Voting. So long as no default or Event of Default (as defined in Section 7(a)) shall have occurred, Pledgor shall be entitled to (i) vote the Pledged Shares (and (ii) receive any and all cash dividends and distributions made out of earned surplus with respect to the Pledged Shares which Pledgor is otherwise entitled to receive, subject, however, to the possession rights of Secured Party pursuant to Section 1 upon the occurrence of such a default or Event of Default.

6.       Term of Pledge; Redelivery of Pledged Shares.

(1) The Collateral shall remain pledged and in the possession of Secured Party until Pledgor has indefeasibly satisfied in full all of the Secured Obligations or an Event of Default under this Pledge Agreement has occurred and Secured Party forecloses its security interest in the Collateral.

(2) Upon Pledgor's indefeasible payment in full of the Secured Obligations, Secured Party shall deliver to Pledgor or any other person legally entitled thereto all of the Collateral in Secured Party's possession, including all certificates evidencing or representing any securities included in the Collateral together with any assignments separate from such certificates executed and delivered by Pledgor hereunder, and the pledge of the Collateral shall thereupon terminate.

(1)

7.       Default.

(1) Under the terms of this Agreement, the term "default" means default in the payment or performance by Pledgor of his obligations under the Guaranty, this Agreement, or any of the terms of any other documentation evidencing the Loans ("Loan Documents"), and the term "Event of Default" means:

(1) The Company fails to pay the principal of, interest accrued on, or any other amount at any time owing under the Loan Documents, as and when the same become due and payable; or

(2) The Company defaults in the due observance or performance of any of its covenants contained in the Loan
Documents; or

(3) The Company shall (i) become insolvent, however evidenced, (ii) apply for or consent to the appointment of, or the taking of possession by, a receiver, trustee or similar official of or for itself or of or for all or a substantial part of its property, (iii) make an assignment for the benefit of its creditors,
(iv) commence a voluntary case under the Federal Bankruptcy Code, as now or hereafter in effect (the "Code"), (v) file a petition seeking to take advantage of any other bankruptcy, insolvency, moratorium, reorganization or other similar law of any jurisdiction ("Other Laws"), (vi) acquiesce as to, or fail to controvert in a timely or appropriate manner, an involuntary case filed against the Company under the Code, or (vii) take any corporate action in furtherance of any of the foregoing; or

(4) A proceeding or involuntary case shall be commenced, without the application or consent of the Company, in any court of competent jurisdiction (i) under the Code, (ii) seeking liquidation, reorganization, dissolution, winding up or composition or readjustment of its debts under any Other Laws, or (iii) seeking the appointment of a trustee, receiver or similar official for it or for all or any substantial part of its assets; or

(5) A final judgment for the payment of money shall be rendered by a court of competent jurisdiction against the Company and the Company shall not discharge the same, or procure a stay of execution thereof within 30 days from the date of entry thereof and within such 30 day period or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, and such judgment, together with all other judgments against the Company and its subsidiaries, shall exceed in the aggregate $50,000 in excess of any insurance as to the subject matter of such judgments, as to which coverage has not been declined or the underlying claim rejected by the applicable insurer; or

(6) The liquidation or dissolution of the Company or any vote in favor thereof by the board of directors and shareholders of the Company; or (1)

(7) A proceeding is commenced and remains pending in excess of ninety (90) days to foreclose a security interest in or lien on any asset of the Company as a result of a default in the payment or performance of any indebtedness of the Company in excess of $50,000 (other than the Loans); or

(8) An attachment or garnishment is levied against the assets of the Company involving an amount in excess of $50,000 and the lien created by such levy is not vacated, bonded or stayed within 10 days after such lien has attached to such assets; or

(9) Except as presently exists, the Company defaults in the payment (regardless of amount) when due of the principal of, interest on, or any other liability on account of, any indebtedness of the Company (other than the Loans) having an unpaid principal amount in excess of $50,000, or a default occurs in the performance or observance by the Company of any covenant or condition (other than for the payment of money) contained in any note (other than the Loans) or agreement evidencing or pertaining to any such indebtedness, which causes the maturity of such indebtedness to be accelerated or permits the holder or holders of such indebtedness to declare the same to be due prior to the stated maturity thereof; or

(10) Any representation, warranty or statement of fact made by the Company in the Loan Documents or in any certificate or financial statement delivered by the Company to the Secured Party at any time proves to be false or misleading in any material respect when made or deemed made by the Company.

(2) Upon the occurrence of a default or an Event of Default, Secured Party may exercise from time to time with respect to the Collateral all rights and remedies available to a secured party after the default under Article 9 of the Uniform Commercial Code as in effect at the time in the State of Florida on the date hereof subject to the following:

(1) In exercising any remedies hereunder with respect to the Pledged Shares, Secured Party may foreclose its security interest in the Pledged Shares (i) if Secured Party shall have accelerated the maturity of the Loans upon or following the occurrence of an Event of Default (other than an Event of Default specified in Sections (a)(i) through (a)(iv) inclusive, or (a)(vi) above) or (2) upon and during the occurrence of an Event of Default specified in Section (a)(iii),
(iv), or (vi) above, or (3) upon and following the 91st day following the occurrence of a default or Event of Default, if and while all obligations of Pledgor under the Guaranty and this Pledge Agreement have not been paid in full in cash.

(2) Pledgor acknowledges that Secured Party may be subject to certain restrictions imposed by the Securities Act of 1933, as amended, and applicable state securities law (collectively, "Securities Laws") in disposing of the Pledged Shares or other securities constituting part of the Collateral and agrees (i) that such securities may be sold privately subject to the customary restrictions on resale which are imposed by reason of applicable Securities Laws in such private sales and with a resulting reduction in the sale price and (ii) that the sale of such securities may be delayed for extended periods of time in order to register the securities under the applicable Securities Laws for public sale. Pledgor agrees to cooperate with Secured Party in any such sale and, without limiting the generality of the foregoing, to provide Secured Party with all information, documents and access to Pledgor's management as Secured Party may reasonably request in connection with any such sale.

8. Application of Proceeds. Any cash held by Secured Party as Collateral and all cash proceeds received by Secured Party in respect of any sale or other disposition of all or any part of the Collateral shall be applied by Secured Party as follows:

         first, to Secured Party in an amount sufficient to pay in full the expenses of Secured Party in connection with such sale or other disposition including legal fees and expenses of Secured Party;

second, to Secured Party to satisfy in full all outstanding Secured Obligations, and ------

         finally, upon the indefeasible payment in full of all the Secured Obligations, to Pledgor or its representatives or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

9. No Waiver; Cumulative Remedies. Secured Party shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver of any of the provisions hereof or Pledgor's compliance therewith shall be effective unless in writing, signed by Secured Party and then only to the extent therein set forth. A waiver by Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Secured Party would otherwise have had on any future occasion. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Agreement may be altered, modified or amended, except by an instrument in writing, duly executed by Secured Party.

10. Assignment. The Loan Documents, the Guaranty and this Agreement may be assigned by Secured Party to one or more third parties without the prior written consent of Pledgor.

11. Successors and Assigns. This Agreement inures to the benefit of Secured Party and his respective legal representatives, heirs, distributees, successors and assigns and binds Pledgor, and his respective legal representatives, heirs, distributees, successors and assigns, and the words "Secured Party" and "Pledgor" whenever occurring herein shall be deemed and construed to include such respective successors and assigns.

12. Governing Law. This Agreement shall in all respects be interpreted and governed by, and construed in accordance with the laws of the State of Florida.

13. Notices. All notices required to be given to any of the parties hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when presented personally to such party, sent by telecopier (with original timely mailed), or sent by registered or express mail, return receipt requested, to such party at its address set forth below:

                           If to Pledgor, to:

                           Carol Kolozs
                           1080 Howell Branch Road
                           Winter Park, FL  32789

                           With a copy to:

                           Jim Schnorf, Esq.
                           Continental Capital

                           195 Wekiva Springs Rd., Suite 200
                           Longwood, FL  32779

                           If to Secured Party, to:

                           Robert E. Schmidt, Jr.
                           4340 W. Hillsborough Ave., #212
                           Tampa, FL  33614

                           With a copy to:

                           James G. Willard, Esquire
                           Shutts & Bowen LLP
                           20 N. Orange Ave., Ste. 1000
                           Orlando, FL  32801-4626

14. Entire Agreement. This Pledge Agreement embodies the entire agreement and understanding between Secured Party and the Pledgor as to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof and thereof.
15. Counterparts. This Agreement may be executed in any number of counterparts which shall, collectively and separately, constitute one agreement.

16. Documentary Stamp Tax. Pledgor shall be responsible for all Florida documentary stamp taxes owed, if any, as a result of the stock transfers made under the terms of this Agreement.

17.      Consent To Jurisdiction, Waiver Of Jury Trial.

         PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF FLORIDA, COUNTY OF ORANGE, AND THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF FLORIDA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR ANY OF THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH, AND PLEDGOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH FLORIDA STATE OR FEDERAL COURT. PLEDGOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. PLEDGOR ALSO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OF PROCEEDING BY THE MAILING OF A COPY OF SUCH PROCESS TO PLEDGOR BY REGISTERED OR EXPRESS MAIL, RETURN RECEIPT REQUESTED, AT HIS ADDRESS SPECIFIED HEREIN. SUCH SERVICE WILL BECOME EFFECTIVE THREE (3) BUSINESS DAYS AFTER SUCH MAILING AND WILL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE ON PLEDGOR IN SUCH ACTION OR PROCEEDING. PLEDGOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY MANNER PROVIDED BY LAW.

         NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF SECURED PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF SECURED PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST PLEDGOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

         EACH OF PLEDGOR AND SECURED PARTY, BY ITS ACCEPTANCE HEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY AGREEMENT EXECUTED IN CONNECTION HEREWITH OR IN CONNECTION WITH ANY DEFENSE, COUNTERCLAIM OR CROSSCLAIM ASSERTED BY PLEDGOR IN ANY SUCH LITIGATION.

         IN WITNESS WHEREOF, Pledgor has caused this Agreement to be duly executed as of the day and year first written above.

                                    PLEDGOR:

                                                     /s/ Carol Kolozs

                                  Carol Kolozs

ORLDOCS 10006795.1 LMW